Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 232365 on Form S-8 of our report dated June 4, 2020, relating to the financial statements of Change Healthcare LLC appearing in this Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ Deloitte & Touche LLP

Atlanta, GA

May 27, 2021